UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2009

PANOLAM INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-78569	52-2064043
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Progress Drive, Shelton, Connecticut	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 925-1556

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on November 4, 2009, Panolam Holdings Co. (“Holdings”), Panolam Industries International, Inc., an indirect wholly owned subsidiary of Holdings (the “Company”), and Holdings’ other direct and indirect U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  The chapter 11 cases are being jointly administered under the caption In re Panolam Holdings Co., et al., Chapter 11 Case No. 09-13889 (MFW) (jointly administered) (the “Chapter 11 Case”).  The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On December 10, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) (i) approving the Disclosure Statement (the “Disclosure Statement”) relating to the Debtors’ prepackaged plan of reorganization (the “Plan”) and the Debtors’ procedures for soliciting votes on the Plan and (ii) confirming the Plan.  The Disclosure Statement was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 1, 2009.  A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the press release announcing the confirmation of the Plan is attached hereto as Exhibit 99.1.

Pursuant to the Plan, as confirmed, (i) holders of the senior debt will receive a combination of cash and new first lien notes in the reorganized company, (ii) holders of the senior subordinated notes will have their notes cancelled in exchange for shares of the new common stock of the reorganized company and (iii) holders of the existing capital stock will have their shares cancelled in exchange for warrants to acquire 2.5% of the new common stock of the reorganized company under certain circumstances.  The issuance of the new common stock, the warrants, the new common stock to be issued upon exercise of the warrants and any other securities pursuant to the Plan is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code.

Although the Bankruptcy Court entered the Confirmation Order on December 10, 2009, the Plan is not yet effective.  The Plan provides that it will become effective upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the (i) execution and delivery by the parties thereto of all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan, including all documents comprising the plan supplement, (ii) receipt of all necessary regulatory approvals, (iii) receipt of all necessary consents, (iv) filing of the Second Amended and Restated Certificate of Incorporation of Holdings and (v) Debtors’ having minimum excess cash of at least $17 million.  The Company anticipates that the effective date of the Plan will occur on or about December 22, 2009.

Information regarding the assets and liabilities of the Debtors and the number of shares of the Company and Holdings issued and outstanding, the number of shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan and the aggregate total of such numbers is contained in the Disclosure Statement.

Following consummation of the Plan, the Company intends to promptly file a Form 15 with the Securities and Exchange Commission to deregister its 10 ¾% Senior Subordinated Notes due 2013 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.02.  Unregistered Sales of Equity Securities

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01.  Other Events

On December 11, 2009, the Company issued a press release announcing the confirmation of the Plan.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

2.1	Confirmation Order, together with a copy of the Debtors’ Joint Prepackaged Plan of Reorganization, as confirmed

99.1	Press Release, dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panolam Industries International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

By:	/s/ VINCENT S. MICELI
Vincent S. Miceli
Vice President and Chief Financial Officer

Date:	December 14, 2009